Registration No. 333-217200

Filed Pursuant to Rule 433

Dated April 10, 2019

A new way to trade oil stocks is here! MicroSectors has launched $NRGU $NRGD $NRGO $NRGZ $YGRN, issued by BMO, index by @Solactive and listed on @NYSE. Please see press release: [insert link here]

$NRGU & $NRGD trading! 3x/-3x Exchange Traded Notes listed on @NYSE linked to the Solactive MicroSectors U.S. Big Oil Index, which consists of: $APC $COP $CVX $EOG $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

$NRGO & $NRGZ trading! 2x/-2x Exchange Traded Notes listed on @NYSE linked to the Solactive MicroSectors U.S. Big Oil Index, which consists of: $APC $COP $CVX $EOG $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

YGRN trading! -1x Exchange Traded Note listed on @NYSE linked to the Solactive MicroSectors U.S. Big Oil Index, which consists of: $APC $COP $CVX $EOG $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

Trade the U.S. Big Oil stocks you want to trade! $NRGU & $NRGD! 3x/-3x Solactive MicroSectors U.S. Big Oil Index. Index components: $APC $COP $CVX $EOG $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

Trade the U.S. Big Oil stocks you want to trade! $NRGO & $NRGZ! 2x/-2x Solactive MicroSectors U.S. Big Oil Index. Index components: $APC $COP $CVX $EOG $MPC $OXY $PSX $PXD $VLO $XOM www.MicroSectors.com

Trade the U.S. Big Oil stocks you want to trade! $YGRN! -1x Solactive MicroSectors U.S. Big Oil Index. Index components: $APC $COP $CVX $EOG $MPC $OXY $PSX $PXD $VLO $XOM www.Microsectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $APC. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $COP. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $CVX. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN  www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $EOG. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $MPC. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $OXY. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $PSX. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $PXD. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $VLO. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

U.S. Big Oil Exchange Traded Notes on the move today! Index includes $XOM. $NRGU, $NRGD, $NRGO, $NRGZ, $YGRN www.MicroSectors.com

Do you trade $APC?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $COP?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $CVX?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $EOG?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $MPC?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $OXY?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $PSX?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $PXD?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $VLO?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

Do you trade $XOM?  Check out the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$APC is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$COP is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$CVX is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$EOG is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$MPC is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$OXY is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PSX is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PXD is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$VLO is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$XOM is on the move today!  See how it impacts the MicroSectors U.S. Big Oil Exchange Traded Notes. $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$APC set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$COP set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$CVX set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$EOG set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$MPC set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$OXY set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PSX set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PXD set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$VLO set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$XOM set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$APC set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$COP set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$CVX set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$EOG set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$MPC set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$OXY set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PSX set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PXD set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$VLO set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$XOM set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Oil Exchange Traded Notes? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$APC set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$COP set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$CVX set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$EOG set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$MPC set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$OXY set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PSX set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PXD set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$VLO set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$XOM set to announce earnings tomorrow!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$APC announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$COP announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$CVX announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$EOG announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$MPC announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$OXY announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PSX announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$PXD announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$VLO announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com

$XOM announces earnings today!  Will the U.S. Big Oil Exchange Traded Notes be on the move? $NRGU $NRGD $NRGO $NRGZ $YGRN www.MicroSectors.com